UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2021

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54677	80-0944970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Barnes Canyon Road
San Diego, California 92121
(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 5.07 is incorporated by reference herein.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

CV Sciences, Inc. (the “Registrant”) held its 2021 Annual Meeting of Stockholders on May 27, 2021 (the “2021 Annual Meeting”). At the close of business on March 29, 2021, the record date for the 2021 Annual Meeting, there were 106,791,238 shares of common stock issued and outstanding, which constituted all of the outstanding capital stock of the Registrant. At the 2021 Annual Meeting, 57,073,846 of the 106,791,238 outstanding shares of common stock entitled to vote, or approximately 53%, were represented by proxy, and, therefore, a quorum was present. The proposals voted on at the 2021 Annual Meeting are more fully described in the Proxy Statement on Schedule 14A filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on April 8, 2021, and are incorporated by reference herein.

The final voting results on the proposals presented for stockholder approval at the 2021 Annual Meeting were as follows:

Proposal 1 - Election of Directors

The Registrant’s stockholders elected five directors, each to serve until the Registrant’s next Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, as set forth below:

NAME	FOR	AGAINST	WITHHELD	BROKER NON-VOTE
Beth Altman	14,485,616	—	4,160,978	38,427,252
Dr. Paul Blake	14,355,935	—	4,290,659	38,427,252
Joseph Dowling	10,663,646	—	7,982,948	38,427,252
Dr. Joseph Maroon	14,422,962	—	4,223,632	38,427,252
Terri Funk Graham	14,320,587	—	4,326,007	38,427,252

Proposal 2 - Approval to Increase Authorized Shares

The Registrant’s stockholders did not approve the Registrant's proposal to amend its Certificate of Incorporation, as amended (the "Existing Charter"), to increase the number of authorized shares of common stock from 190,000,000 to 290,000,000 shares, and to correspondingly increase the number of authorized shares of all classes of capital stock to 300,000,000 shares (the "Proposed Charter Amendment"), as set forth below:

FOR	AGAINST	ABSTAIN
29,819,636	25,812,234	1,441,974

As a result, the Existing Charter shall remain in place and the Registrant will not effectuate the Proposed Charter Amendment.

Proposal 3 - Ratification of Selection of Independent Registered Public Accounting Firm

The Registrant’s stockholders ratified Deloitte & Touche LLP as the Registrant's independent registered public accounting firm for the fiscal year ending December 31, 2021, as set forth below:

FOR	AGAINST	ABSTAIN
53,948,022	2,512,572	613,252

Proposal 4 - Advisory Vote to Approve Named Executive Officer Compensation

The Registrant’s stockholders did not approve an advisory, non-binding vote on compensation programs for its named executive officers, Mr. Joseph Dowling, Mr. Joerg Grasser, and Dr. Duffy MacKay, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in connection therewith.

Proposal 4 was not approved by the stockholders at the 2021 Annual Meeting as set forth below:

FOR	AGAINST	ABSTAIN
8,083,041	9,827,800	736,153

As a result, the Registrant will review the stockholders' advisory, non-binding vote and consider the results of this Proposal 4 when making future executive compensation decisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2021

CV SCIENCES, INC.

By: /s/ Joseph Dowling
Joseph Dowling
Chief Executive Officer

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